Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is dated as of September 21, 2007, by and among Xplore Technologies Corp., a Delaware corporation (the “Company”), and each party set forth on the signature pages hereto (each, a “Holder”, and collectively, the “Holders”).

WHEREAS:

A.  Pursuant to a Subscription Agreement (the “Subscription Agreement”) by and between the Company and each subscriber thereto (each, an “Investor”, and collectively, the “Investors”), entered into in connection with a private placement conducted by the Company (the “Offering”), each Investor has agreed to subscribe for and the Company has agreed to, upon the terms and conditions set forth in the Subscription Agreement, issue and sell to the Investor: (i) shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), which are convertible into shares of the Company’s common stock (the “Conversion Shares”), in accordance with the terms of the Company’s Certificate of Designation of the Series C Preferred Stock; and (ii) warrants (the “Warrants”) to purchase shares of the Company’s common stock, at an exercise price of $0.50 per share (the “Warrant Shares”), in accordance with the terms of the Warrants.

B.  In connection with the Offering, the Company has issued to the Selling Agents warrants (the “Selling Agent Warrants”) to purchase an aggregate of 226,440 shares of the Company’s common stock (the “Selling Agent Warrant Shares”), at an exercise price of $0.50 per share, in accordance with the terms of the Selling Agent Warrants.

C.  In connection with the Offering, the Company has issued to SG Phoenix LLC warrants (the “Phoenix Warrants”) to purchase 660,000 shares of the Company’s common stock (the “Phoenix Warrant Shares”), at an exercise price of $0.50 per share, in accordance with the terms of the Phoenix Warrants.

D.  In order to induce each Investor to enter into a Subscription Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

1.             Registration Rights.

(a)           Initial Registration.  Promptly following the consummation of the Offering, the Company will file a Registration Statement with the Securities and Exchange Commission (the “SEC”) covering the sale of the Registrable Securities by the Holders, the sale of all of the shares of the Company’s Series A Preferred Stock and Series B Preferred Stock issued and outstanding as of the date hereof by the holders thereof and the sale of the shares of common stock issuable upon the exercise of warrants issued to Legend Merchant Group (subject to shareholder approval) to purchase up to 2.5 million shares of the Company’s common stock.  The Company agrees to use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable and to keep such Registration Statement effective for a period of six (6) months after it is declared effective.

(b)           Piggyback Registration.  If during the period commencing 180 days after the consummation of a Qualified Public Offering and ending on the three year anniversary of the date hereof, the Company proposes to register any of its securities (including any proposed registration of the Company’s securities for the benefit of any stockholder) under the Securities Act (other than in connection with registrations on Form S-4, Form S-8 or any successor or similar forms), and the registration form to be used may be used for the registration of Registrable Securities, the Company shall give written notice to all Holders holding Registrable Securities of its intention to effect such a registration and shall, subject to the terms of this Agreement, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the delivery of the Company’s notice; provided, however, that the Company has received written requests from Holders holding at least a majority of the then outstanding Registrable Securities (a “Piggyback Registration”).

(c)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that, in its opinion, the total number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested by the Holders thereof to be included in such registration, pro rata among such Holders, and (iii) third, any other securities requested to be included in such registration.

(d)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the Holders (“Other Holders”), and the managing underwriter advises the Company in writing that, in its opinion, the total number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to a majority of the securities held by the Other Holders to be included in such registration, then the Company shall include in such registration (i) first, the securities requested by the Other Holders to be included in such registration, pro rata among the Other Holders, (ii) second, the Registrable Securities requested by the Holders thereof to be included in such registration, pro rata among such Holders, and (iii) third, any other securities requested to be included in such registration.

2.             Holdback Agreement.  During the term of this Agreement, each Holder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144, short sales, and other derivative transactions) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration), to the extent requested by the managing underwriter in an underwritten registered public offering.

3.             Registration Procedures. In connection with any Piggyback Registration, the Company shall:

(a)           notify in writing each Seller of Registrable Securities of the effectiveness of the applicable Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(b)           furnish to each Seller of Registrable Securities such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller;

(c)           use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States or Canada as any Seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller of Registrable Securities (provided that the Company shall not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(d)           promptly notify in writing each Seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the applicable Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and to prepare and furnish to each such Seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(e)           cause all such Registrable Securities to be listed on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(f)            in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such Registration Statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order.

4.             Obligations of the Holders.

(a)           At least five (5) business days prior to the first anticipated filing date of a Registration Statement which includes Registrable Securities pursuant to the terms of Section 1 hereof, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required in accordance with the Securities Act to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)           Each Holder shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(c)           Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d), such Holder will immediately discontinue disposition of its Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or receipt of notice that no supplement or amendment is required.

(d)           Each Holder shall comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.             Registration Expenses.  All reasonable expenses (other than underwriting discounts and commissions, stock transfer taxes, and any attorneys’ fees of the Sellers) incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Seller, its officers, directors, agents, partners and employees, and each Person who controls such Seller (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) to which any such indemnified party becomes subject under the Securities Act or otherwise (collectively, “Losses”) arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented), or arising out of or related to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided, that the Company shall not be liable in any such case to the extent that any such Losses result from, arise out of or are based upon an untrue statement or omission made in such Registration Statement, prospectus or preliminary prospectus, or amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by a Seller of Registrable Securities expressly for use therein or by such Seller’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Seller with copies of the same.

(b)           In connection with any Registration Statement in which a Seller is participating, each such Seller agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, agents and employees, and each Person, if any, who controls the Company (within the meaning of the Securities Act) against any Losses arising out of or based upon (i) such Seller’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented), or arising out of or related to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Seller expressly for use therein; and such Seller will reimburse the Company and each such other indemnified party for any reasonable legal or any other reasonable expenses incurred by them in connection with investigating or defending any such Losses; provided, that the indemnity agreement contained in this Section 6(b) shall be limited to the net amount of proceeds received by such Seller from the sale of its Registrable Securities pursuant to such Registration Statement.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt written notice shall not impair any Person’s right to indemnification hereunder, but only to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

(d)           The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

7.             Contribution.

(a)           If the indemnification provided for in Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under Section 6 in respect to any Losses referred to therein, then each indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company, the Sellers of Registrable Securities, any other selling stockholders and the underwriters, if any, in connection with the statements or omissions which resulted in such Losses, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by the Company, the Sellers of Registrable Securities, the other selling stockholders and the underwriters, if any, from the offering of Registrable Securities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Sellers of Registrable Securities, the other selling stockholders and the underwriters, if any, shall be deemed to be in the same respective proportions that the proceeds or commissions from the offering received by the Company, the Sellers of Registrable Securities, the other selling stockholders and the underwriters, if any, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Sellers of Registrable Securities, the other selling stockholders and the underwriters, if any, shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Sellers of Registrable Securities, the other selling stockholders or the underwriters, if any, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)           The Company and the Sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7(a). In no event shall a Seller of Registrable Securities be required to contribute pursuant to this Section 7 any amount in excess of the proceeds (net of underwriting discounts, commissions and expenses) received by such Seller from the sale of its Registrable Securities under such Registration Statement. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.             Participation in Underwritten Registrations.   No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Holder, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided, that no Holder shall be required to furnish any information or make any representations or warranties, other than information and representations and warranties regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution, and any other information required to be supplied by law. Such Holder shall agree to indemnify the underwriters and other Persons employed by, related to or affiliated with, the underwriters in connection with such registration with respect to any representation or warranty made by such Holder if so required by the underwriters provided that the indemnification obligation of such Holder is pro rata with the other selling security holders of the Company selling securities in such offering and is limited to the aggregate proceeds received by such Holder in connection with such offering.

9.             Definitions.

“Business Day” means any day other than Saturday, Sunday or a day on which chartered banks are closed for business in New York, New York.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Qualified Public Offering” means a firm commitment underwritten public offering of the Company’s common stock at a price not less than $0.85 per share (subject to appropriate adjustment for stock splits, combinations and other similar recapitalizations affecting the Company’s common stock) resulting in at least $20 million of proceeds, net of the underwriting discount and commission, to the Company.

“Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Series C Preferred Stock, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) the Selling Agent Warrant Shares issued or issuable upon exercise of the Selling Agent Warrants, (iv) the Phoenix Warrant Shares issued or issuable upon exercise of the Phoenix Warrants, (v) the LMG Warrant Shares issued or issuable upon exercise of the LMG Warrants, and (vi) any share capital of the Company issued or issuable with respect to the Conversion Shares, the Warrant Shares, the Selling Agent Warrant Shares, the Phoenix Warrant Shares or the LMG Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, that such securities will not be deemed to be “Registrable Securities” when (a) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (b) such securities have been sold to the public pursuant to Rule 144, (c) such securities may be sold to the public pursuant to Rule 144(k), or (d) such securities have ceased to be outstanding.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Seller” means a holder of Registrable Securities whose such Registrable Securities are included in any Registration Statement.

“Selling Agents” means Legend Merchant Group, Andrew Garrett, Inc., John Thomas Financial and McKyle Clyburn and their respective successors and assigns.

10.           Miscellaneous.

(a)           Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, whether as a third party beneficiary or otherwise.

(b)           Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such modification, amendment, or waiver is approved in writing by the Company and the Holders of at least a majority of the Registrable Securities then in existence. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

(c)           Successors and Assigns; Transferability of Registration Rights.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof.

(d)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(f)            Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be, in each case, by way of example and without limitation. The use of the words “or,” “either,” and “any” shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

(g)           Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, (ii) five (5) days following the date of mailing, if sent by registered or certified mail (postage prepaid return receipt requested), or (iii) actual receipt by the party to whom such notice is required to be given. Such notices, demands and other communications shall be sent to each Holder at the addresses indicated on its signature page and to the Company at Xplore Technologies Corp., 14000 Summit Drive, Suite 900, Austin, Texas 78728, Attention: Michael J. Rapisand, with a copy to Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, New York 10022, Attention: Jonathan J. Russo, Esq.

(i)            Entire Agreement.  This Agreement constitutes the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(j)            No Strict Construction.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k)           Termination.  This Agreement shall terminate on the third anniversary of the date hereof. Upon such termination of this Agreement, all obligations under this Agreement shall terminate and this Agreement shall be of no further force or effect; provided, however, that the indemnification and contribution obligations of the parties set forth in Sections 6 and 7 shall survive any such termination of this Agreement.

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IN WITNESS WHEREOF, the Company and each Holder have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

XPLORE TECHNOLOGIES CORP.

By:
Michael J. Rapisand
Chief Financial Officer